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                                                                Exhibit (10)(cc)

                  THIRD AMENDMENT TO THE SUNDSTRAND CORPORATION
                           DEFERRED COMPENSATION PLAN
              (As amended and restated effective December 19, 1997)


           WHEREAS, The Sundstrand Corporation Deferred Compensation Plan (the "Plan") was established effective as of January 1, 1995; and

           WHEREAS, the Plan was amended and restated in its entirety effective as of December 19, 1997 (which amendment and restatement superceded an earlier amendment and restatement which was to have become effective as of December 31,
1997); and

           WHEREAS, the Plan, as amended and restated effective December 19, 1997, has previously been amended on two occasions; and

           WHEREAS, at the Sundstrand Corporation Board of Directors meeting of September 22, 1998, the Board approved an amendment to the Plan (which amendment was inappropriately referred to in the adopting resolution as the First Amendment rather than as this Third Amendment).

           NOW, THEREFORE, this Third Amendment to the Sundstrand Corporation Deferred Compensation Plan (as amended and restated effective December 19, 1997) reflects the changes necessary to reflect its adoption by the Sundstrand Corporation Board of Directors at its September 22, 1998, meeting and is effective as of September 22, 1998, as follows:

          1. The first sentence of Section 7.2 of Article VII of the Plan is amended to provide as follows:

         "In or prior to the calendar year preceding the elected distribution date, but in no event less than six (6) months prior to the elected distribution date, the Executive or Director must complete the Compensation Payment Election Form to indicate the desired payment option or to elect to redefer payment."


           2. Section 7.6 of Article VII of the Plan is amended to provide as follows:

          "7.6. Withdrawal. An Executive or a Director may, in his or her discretion, withdraw all of his or her account balances at any time provided that:

                    (a) if the Executive is then employed by the Corporation or the Director is a current member of the Board, 10% of the amount withdrawn shall be forfeited to the Corporation and the Executive or Director may not again become a participant in the Plan prior to the one-year anniversary date of such withdrawal; and

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                    (b) if the Executive is no longer employed by the
         Corporation or the Director has ceased being a member of the Board, 10% of the amount withdrawn shall be forfeited to the Corporation.

Executed at Rockford, Illinois as of the 22nd September, 1998.

                                        SUNDSTRAND CORPORATION

                                        By: /s/ Paul Donovan
                                            -------------------------
                                        Title:     Paul Donovan
                                                   Executive Vice President and
                                                   Chief Financial Officer